UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2019, New Jersey Resources Corporation (“NJR”), as borrower, entered into a 4-Month $150,000,000 Revolving Line of Credit Facility, dated as of December 13, 2019 (the “Revolver”) with PNC Bank, National Association (“PNC Bank”). The Revolver is scheduled to terminate on April 13, 2020. The Revolver may be prepaid at any time without premium or penalty other than normal LIBOR break funding costs. Proceeds of the Revolver will be used for working capital or other general business purposes of NJR.

Borrowings under the Revolver bear interest, at NJR’s option: (i) on the day of the proposed advance, at the Base Rate Option (as defined in the Revolver) and (ii) three business days prior to the proposed advance, at the LIBOR Option (as defined in the Revolver) or Daily LIBOR Option (as defined in the Revolver). Advances may be requested in amounts of at least $250,000 and in $50,000 increments above such minimum. The commitment fee rate for the unused portion of the Revolver is 0.075% per annum.

The Revolver contains representations, warranties, covenants, conditions and defaults customary for transactions of this type and which are no more restrictive than those in the Amended and Restated Credit Agreement dated as of December 5, 2018, by and among NJR, the guarantors thereto, the lenders party thereto, PNC Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and U.S. Bank National Association, as Syndication Agents, and Bank of America, N.A., Mizuho Bank, Ltd. and TD Bank, N.A., as Documentation Agents (the “Credit Agreement”), including, but not limited to, cross default for breaches of the Credit Agreement. The occurrence of an event of default under the Revolver and the associated Committed Line of Credit Note (the “Note”) could result in all loans and other obligations of NJR becoming immediately due and payable and the Revolver being terminated.

A copy of the Revolver and the Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of the Revolver and the Note is qualified in its entirety by reference to the text of the Revolver and the Note filed herewith.

NJR and its affiliates regularly engage PNC Bank to provide other banking services. All of these engagements are negotiated at arm’s length.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	4-Month $150,000,000 Revolving Line of Credit Facility, dated as of December 13, 2019, by and between New Jersey Resources Corporation and PNC Bank, National Association

10.2	Committed Line of Credit Note in the amount of $150,000,000, dated as of December 13, 2019, by New Jersey Resources Corporation for the benefit of PNC Bank National Association

104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: December 16, 2019	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer